UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020
______________________

IHS MARKIT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36495	98-1166311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, Ropemaker Place
25 Ropemaker Street
London, England
EC2Y 9LY
(Address of principal executive offices and zip code)

+44 20 7260 2000
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	INFO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2020, the Board of Directors (the “Board”) of IHS Markit Ltd. (the “Company”) decided, in accordance with the Company’s bye-laws, that the Board increase its size to 12 directors effective April 16, 2020. In addition, the Board appointed Jacques Esculier as a Director of the Board effective as of April 16, 2020, to serve until the 2021 annual general meeting or until his appointment is otherwise terminated in accordance with the Company’s Bye-laws. Mr. Esculier will also serve on the Audit Committee of the Board. Mr. Esculier’s appointment was recommended to the Board by its Nominating and Governance Committee.

In accordance with the Company’s Nonemployee Director Equity Compensation Policy, Mr. Esculier will be entitled to receive compensation on the same terms as other nonemployee directors of the Board, including an annual board retainer, which will initially be $90,000 and adjusted as described further below, and an annual equity award consisting of restricted stock units whose underlying shares shall have, on the date of grant, a fair market value equal to $180,000. Such award will be subject to the terms and conditions of the Company’s 2014 Equity Incentive Award Plan and will vest one year from the grant date. The Company will also reimburse Mr. Esculier for all reasonable expenses in connection with his services to the Company. Mr. Esculier will enter into the Company’s standard indemnification agreement, which form has been filed as Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q (file no. 001-36495) filed on October 7, 2016, and is incorporated herein in its entirety by reference.

There is no arrangement or understanding between Mr. Esculier and any other persons pursuant to which Mr. Esculier was selected as a director. In addition, Mr. Esculier is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 16, 2020, the Board also decided that, beginning May 1, 2020 for the remainder of the 2020 fiscal year, the Board’s annual board retainer shall be reduced by 50% from its current $90,000 to $45,000 and that beginning December 1, 2020, the annual board retainer shall be reduced by 25% from its current $90,000 to $67,500. All other board compensation terms remained the same. The Summary Revised 2020 and 2021 Non-Employee Director Compensation Program, effective May 1, 2020 is attached as Exhibit 10.1.

The Board also approved updated forms of Restricted Share Units and Deferred Share Units under its Non-Employee Director Equity Compensation Policy established pursuant to the Company’s 2014 Equity Incentive Award Plan. The updated 2020 Form of Restricted Share Unit Agreement (Non-Employee Directors) and 2020 Form of Deferred Share Unit Agreement (Non-Employee Directors) are attached as Exhibit 10.2 and 10.3, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1+	IHS Markit Ltd. Summary of Revised 2020 and 2021 Non-Employee Director Compensation Program (Effective May 1, 2020)
10.2+	IHS Markit Ltd. 2014 Equity Incentive Award Plan - 2020 Form of Restricted Share Unit Agreement (Non-Employee Directors)
10.3+	IHS Markit Ltd. 2014 Equity Incentive Award Plan - 2020 Form of Deferred Share Unit Agreement (Non-Employee Directors)
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.
+ Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

Date: April 20, 2020	By:	/s/ Sari Granat
Sari Granat
Executive Vice President, Chief Administrative Officer, and General Counsel